Exhibit 99.1

This statement on Form 4 is filed by BC European Capital VIII-36 SC.

Date of Event Requiring Statement:  November 5, 2013

Issuer Name and Ticker or Trading Symbol:  Office Depot, Inc. (ODP)

For and on behalf of the Limited Partnership BC European Capital VIII-36 SC:

/S/ MATTHEW ELSTON
Name: Matthew Elston
Director, LMBO Europe SAS
As Gérant to BC European Capital VIII-36 SC

/S/ MIKE TWINNING
Name: Mike Twinning
Director, LMBO Europe SAS
As Gérant to BC European Capital VIII-36 SC

[Signature Page to Form 4]